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                                                                  EXHIBIT 11

                                                                 Nine Months
FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    Ended
COMPUTATION OF EARNINGS PER SHARE                                September 30
                                                                     1995
                                                                 ------------
   Net income..................................................  $353,758,000
   Less: Total preferred dividends.............................    15,277,000
                                                                 ------------
A. Net income applicable to common stock.......................  $338,481,000
                                                                 ============

   Net income..................................................  $353,758,000
   Less: Non-convertible preferred dividends...................     7,858,000
                                                                 ------------
B. Net income for fully diluted earnings per share.............  $345,900,000
                                                                 ============
   Primary Earnings Per Share:
   ---------------------------
   Average shares outstanding..................................    79,783,000

   Dilutive average shares outstanding under options...........     4,406,561

   Exercise prices.............................................     $12.31 to
                                                                       $52.19
   Assumed proceeds on exercise................................  $167,289,315

   Market value per share......................................        $54.54

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options..................................     3,067,081
                                                                 ------------
C. Adjusted average shares - Primary...........................    81,122,480
                                                                 ------------

   Primary Earnings Per Share (A/C)............................         $4.17
                                                                 ============




















   Fully Diluted Earnings Per Share:                               34 of 36
   ---------------------------------
   Average shares outstanding..................................    79,783,000

   Dilutive average shares outstanding under options...........     4,435,594

   Exercise prices.............................................     $12.31 to
                                                                       $67.50

   Assumed proceeds on exercise................................  $169,025,945

   Market value per share......................................        $67.50

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options..................................     2,504,088
                                                                 ------------
   Adjusted average shares.....................................    81,714,506
   Common shares from the assumed conversion of Convertible
     Preferred Stock...........................................     3,480,627
                                                                 ------------
D. Adjusted average shares - Fully diluted.....................    85,195,133
                                                                 ------------

   Fully Diluted Earnings Per Share (B/D)......................         $4.06
                                                                 ============